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                                 EXHIBIT 23.02


                      CONSENT OF COOPERS & LYBRAND L.L.P.
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                       CONSENT OF INDEPENDENT ACCOUNTANTS




We consent to the inclusion in this Registration Statement on Form S-4 of our report dated May 15, 1996, on our audits of the consolidated financial statements of BRI International Inc. as of and for the years ended November 30, 1995 and 1994. We also consent to the references to our firm under the captions "Selected Financial Data of BRI," "Accounting Treatment" and "Experts."





                                        COOPERS & LYBRAND L.L.P.


Rockville, Maryland
September 23, 1996